Exhibit 10.19

Memorandum of Understanding on PayPay Merchant Terms and Conditions (for Mini Apps)

PayPay Corporation (having the same meaning as the “Company” in the Original Terms and Conditions defined in this Memorandum; hereinafter referred to as “Party A”) and PayPay Insurance Service Corporation (having the same meaning as the “Mini App Merchant” in the Original Terms and Conditions defined in this Memorandum; hereinafter referred to as “Party B”) hereby enter into this memorandum of understanding (this “Memorandum”) as follows regarding the PayPay Merchant Terms and Conditions (for Mini Apps) (the “Original Terms and Conditions”) established by Party A and applied between Party A and Party B. Unless otherwise defined in this Memorandum, the terms used in this Memorandum are governed by the definitions in the Original Terms and Conditions.

Article 1 Amendments of Original Terms and Conditions

1.	Article 1, Item (15) of the Original Terms and Conditions shall be amended as follows (underlined portion is amended).

Before amendment	After amendment

(15)  “API” means the Company’s application program interface that has the function to enable the provision of the Mini App, and that is provided as one function of the Online Settlement API to Settlement Use Merchants and as a Mini App Integration Use API to Settlement Non-Use Merchants.

(15) “API” means the Company’s application program interface that has the function to enable the provision of the Mini App, and that is provided as one function of the Online Settlement API.

2.	Article 3, Paragraph 3 and Article 3, Paragraph 4 of the Original Terms and Conditions shall be amended as follows (underlined portion is amended).

Before amendment	After amendment

3.  If the Company provides the API to a Settlement Use Merchant, the Company will provide it as one function of the Online Settlement API, and in addition to these Terms and Conditions, the Special Provisions on Use of API for PayPay Online Settlement will apply to the use of the API by the Settlement Use Merchant. In such case, if these Terms and Conditions contain provisions that contradict or conflict with the Special Provisions on Use of API for PayPay Online Settlement, the provisions of these Terms and Conditions will take precedence.

4.  If the Company provides the API to a Settlement Non-Use Merchant, it will be provided to the Settlement Non-Use Merchant as a Mini App Integration Use API, and Article 7-3 through Article 7-7 will apply to the use of the API by the Settlement Non-Use Merchant.

3.  If the Company provides the API to a Mini App Merchant, the Company will provide it as one function of the Online Settlement API, and in addition to these Terms and Conditions, the Special Provisions on Use of API for PayPay Online Settlement will apply to the use of the API by the Mini App Merchant. In such case, if these Terms and Conditions contain provisions that contradict or conflict with the Special Provisions on Use of API for PayPay Online Settlement, the provisions of these Terms and Conditions will take precedence.

4.  (Deleted)

3.	Article 6, Paragraph 1 and Article 6, Paragraph 2 of the Original Terms and Conditions shall be amended as follows (underlined portion is amended).

Before amendment	After amendment

1.  Settlement Use Merchants shall comply with the Company’s API Operation Guidelines for Online Settlement regarding the use of Access Authority.

2.  Settlement Non-Use Merchants shall follow the provisions of these Terms and Conditions and the Mini App Integration Use API Operation Guidelines regarding the use of Access Authority.

1. The Mini App Merchant shall comply with the Company’s API Operation Guidelines for Online Settlement regarding the use of Access Authority. 2. (Deleted)

4.	Article 7, Paragraph 3 and Article 7, Paragraph 4 of the Original Terms and Conditions shall be amended as follows (underlined portion is amended).

Before amendment	After amendment

3.  Upon Mini App Provision, if settlement of the price for the sale of Products is carried out within the Mini App, the Settlement Use Merchant must use the settlement method and procedures separately stipulated by the Company, and shall not use any settlement method other than the settlement method separately stipulated by PayPay.

4.  Upon Mini App Provision, a Settlement Non-Use Merchant may not sell Products that involve settlement within the Mini App; provided, however, that this provision will not apply if there is a separate agreement between the Mini App Merchant and the Company.

3.  Upon Mini App Provision, if settlement of the price for the sale of Products is carried out within the Mini App, the Mini App Merchant must use the settlement method and procedures separately stipulated by the Company, and shall not use any settlement method other than the settlement method separately stipulated by the Company.

4.  (Deleted)

5.	The provisions of Article 7-3 through Article 7-7 of the Original Terms and Conditions shall not apply.

Article 2 Services Consideration

1.

As consideration for the services stipulated in Article 3, Paragraph 7 of the Original Terms and Conditions, Party B shall pay to Party A the amount (excluding tax) (“Mini App Use Fee”) calculated by multiplying the amount of the charges for Products sold by PayPay Use Merchants (meaning, in this Memorandum, parties who, after approving the terms prescribed by Party A, have applied for use of PayPay (as defined in Article 2 of the PayPay Merchant Terms and Conditions (for Online Settlement); the same applies hereinafter) and whose application has been accepted by Party A, and who have delegated sales of Products (meaning products or rights sold or services provided by PayPay Use Merchants; the same applies hereinafter) to Party B in the Mini App, and who use PayPay to settle the charge pertaining to such sales; the same applies hereinafter) via the Mini App by the rate stipulated in Article 2, Paragraph 2.

2.	Party A and Party B agree as follows with respect to the rate for the Mini App Use Fee set forth in Article 2, Paragraph 1.

(1)

The rate by which the charges for Products is multiplied shall be within the range of 2.22% to 5%, and every six months from the commencement date of Mini App Provision, the specific rate that applies to the following six-month period (the “Applicable Period”) will be determined upon consultation between Party A and Party B.

(2)	Notwithstanding the preceding subparagraph, the rate shall be 1.4% for the first six months from the commencement date of Mini App Provision

(3)

Party A and Party B mutually confirm that the applicable rate for each Applicable Period set forth in Subparagraph (1) will be determined taking into consideration the total amount of the charges for Products expected during the Applicable Period, and if unexpected circumstances arise that differ from the circumstances that were assumed at the time the rate was determined, such as a case in which there is a large discrepancy between the total charges for Products that were expected during the Applicable Period and the actual total charges for Products, a party may request settlement consultation with the other party.

3.

The charges for Products in the calculation of the Mini App Use Fee set forth in Article 2. Paragraph 2 shall be the charges for Products for which Party A bears a payment obligation to PayPay Use Merchants and shall not include charges for Products that Party A has withheld or refused to pay to PayPay Use Merchants or charges for Products that have been paid and then refunded by PayPay Use Merchants.

4.

During the term of the Agreement, Party A shall calculate the Mini App Use Fee calculated pursuant to each of the preceding paragraphs with the last day of each month as the closing date and shall send an invoice to Party B no later than the 10th day of the following month.

5.

If Party B receives an invoice as set forth in the preceding paragraph, Party B shall pay Party A the amount stated in the invoice by means of transfer to the bank account designated by Party A by the last day of the month in which the date on which the invoice was received falls. Party B shall bear transfer fees.

Article 3 Delegation Concerning Use of APIs

1.	Party A shall delegate to Party B the following services (the “Services”) to allow the use of PayPay in the Mini App by the PayPay Use Merchant.

(1)	If a User intends to settle the charges for Products provided by a PayPay Use Merchant in the Mini App, services that use the API on behalf of the PayPay Use Merchant; and

(2)	Other services designated by Party A in relation to the preceding subparagraph.

2.	Party B shall perform the Services at its own expense and responsibility with the due care of a prudent manager.

3.

Party B shall handle inquiries, complaints, disputes and the like from Users, PayPay Use Merchants, or other third parties in relation to the Services at its own expense and responsibility; provided, however, that this shall not apply if it is due to grounds attributable to Party A.

4.

If Party B causes damage to a User, PayPay Merchant, or other third party due to a breach of the provisions of the Original Terms and Conditions, the Special Provisions on Use of API for PayPay Online Settlement, or the API Operation Guidelines System, or due to the use of the API using a method or form based on grounds attributable to Party B or other inappropriate methods in light of the specifications of the API, Party B shall resolve that at its own expense and responsibility, and shall not disadvantage Party A.

Article 4 Compensation for the Services

The Services are the same content as the use of the API that Party A grants to Party B pursuant to the Original Terms and Conditions, and in light of the fact that there will be no new additional work on the part of Party B pursuant to Article 3, Paragraph 1, the Services shall not give rise to any monetary consideration with respect to each other.

Article 5 Installation of Link on Mini App

In cases where the PayPay Use Merchant is an insurance company, Party A approves installation by Party B of a link in the Mini App directing to the web page or application of the insurance company that is the PayPay Use Merchant for the purpose of responding to insurance claims and accident reporting from Users. Furthermore, Party B shall be responsible for the installation of such link and the provision of services on the linked web page or application and shall not inconvenience Party A in any way.

Article 6 Handling of Personal Information

1.

Party B shall not use the Personal Information (meaning personal information prescribed in the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003) and including, in addition to PayPay ID, e-mail address, communication log, and cookie information, information obtained through the use of the API; the same applies hereinafter) of Users for any purpose other than the Services, and in the handling thereof, shall take sufficient care to protect the privacy of Users, shall implement the security protection necessary to ensure the privacy of Users, and shall not disclose or divulge Personal Information to third parties.

2.	Party B shall strictly manage Personal Information in accordance with laws and regulations and guidelines from supervisory government agencies.

3.

If Personal Information has been leaked to a third party, Party B shall immediately report to Party A and PayPay Use Merchants that handle the leaked Personal Information and take measures required to minimize the occurrence and expansion of damage due to the leak at its own expense and responsibility, and if such leak has occurred due to grounds attributable to Party B, it shall take measures such as indemnification of damage incurred by Party A, PayPay Use Merchants, or Users at its own expense and responsibility. In such cases, if Party B has taken measures required to minimize the occurrence and expansion of damage, Party B shall report the details thereof to Party A in writing.

Article 7 Investigation

1.

If requested by Party A to investigate, report, or present materials (an “Investigation”) concerning service details, the status of PayPay Use Merchants’ use of PayPay, the details of Products, or other matters deemed necessary by Party A, Party B shall immediately comply with such request.

2.

If Party A carries out an Investigation of the PayPay Use Merchant regarding service details, PayPay usage status, details of Products, or other matters deemed necessary by Party A, Party B shall cooperate with the Investigation conducted by Party A.

Article 8 Effective Term Duration

This Memorandum will take effect from the date of the execution of this Memorandum and will continue in effect until the Original Terms and Conditions expire.

Article 9 Supplemental Provision

The provisions of the Original Terms and Conditions shall validly apply with respect to matters not specified in this Memorandum.

IN WITNESS WHEREOF, the parties have caused an electromagnetic record of this Memorandum to be prepared, and after affixing their electronic signatures hereto, and each saves or retains such record or a copy thereof. Alternatively, if executed in writing, the parties have caused this Memorandum to be prepared in duplicate by affixing their names and names and seals hereto, and each retains one original copy.

December 1, 2021

Party A:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Representative Director, Ichiro Nakayama

Party B:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Insurance Service Corporation

Representative Director, Yutaka Hyodo